SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 7, 2007 (February 7, 2007)

TRAFFIX, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27046 (Commission File Number)	22-3322277 (I.R.S. Employer Identification No.)

One Blue Hill Plaza, Pearl River, New York (Address of principal executive offices)	10965 (Zip Code)

Registrant's telephone number, including area code: (845) 620-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TRAFFIX, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
FEBRUARY 7, 2007

ITEMS IN FORM 8-K

		Page

Facing Page		1

Item 5.02	Departure of Directors or Principal Executive Officers;
	Election of Directors; Appointment of Principal Officers;
	Compensatory Arrangements of Certain Officers	3

Signatures		4

Item 5.02.	Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2007, our Board of Directors, in accordance with the recommendations of its Compensation Committee, authorized (i) an increase in the base salary paid to our Chief Operating Officer, Richard Wentworth, for the fiscal year ending November 30, 2007, from $216,000.00 per annum to $250,000.00 per annum (so that such increase is granted retroactive to December 1, 2006); and (ii) the payment of a bonus to Mr. Wentworth on each November 30 that he is employed by us, beginning November 30, 2007, of at least $35,000 and no more than $50,000, the specific amount of which will be determined in the sole discretion of our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAFFIX, INC.

Dated: March 7, 2007	By:	/s/ Jeffrey L. Schwartz
Jeffrey L. Schwartz
Chief Executive Officer